UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2016

KEURIG GREEN MOUNTAIN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12340	03-0339228
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

33 Coffee Lane
Waterbury, Vermont 05676

(Address of Principal Executive Offices) (Zip Code)

(802) 244-5621

(Registrant’s telephone number, including area code)

N/A

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 18, 2016, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) expired in connection with the previously announced merger (the “Merger”), contemplated by that certain Agreement and Plan of Merger, dated as of December 6, 2015 (the “Merger Agreement”), by and among Keurig Green Mountain, Inc., a Delaware corporation (the “Company”), Acorn Holdings B.V., a private limited liability company incorporated under the laws of the Netherlands, Maple Holdings Acquisition Corp., a Delaware corporation and, solely for purposes of Article IX of the Merger Agreement, JAB Holdings, B.V., a private limited liability company incorporated under the laws of the Netherlands.

The termination of the waiting period under the HSR Act satisfies one of the conditions to the Merger, which remains subject to other closing conditions, including the approval of the Company’s stockholders.  A special meeting of the Company’s stockholders has been scheduled for February 24, 2016, at 10:00 a.m. Eastern Time to consider and vote on the adoption of the Merger Agreement. The Merger is expected to close during the first calendar quarter of 2016.

Additional Information Regarding the Transaction and Where to Find It

This communication is being made in respect of the Merger.  The Merger will be submitted to the stockholders of the Company for their consideration.  In connection therewith, the Company filed a definitive proxy statement with the SEC on January 12, 2016 (the “Proxy Statement”) and intends to file further relevant materials with the SEC.  BEFORE MAKING ANY VOTING OR ANY INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.  Investors and security holders may obtain free copies of the Proxy Statement, any amendments or supplements thereto and other documents containing important information about the Company, as such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at www.KeurigGreenMountain.com under the heading “SEC Filings” within the “Financial Information” section in the “Investors” portion of the Company’s website. Stockholders of the Company may also obtain a free copy of the Proxy Statement and any filings with the SEC that are incorporated by reference in the Proxy Statement by contacting the Company’s Investor Relations Department at (646) 762-8095.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the Merger.  Information about the directors and executive officers of the Company is set forth in its annual report on Form 10-K for the fiscal year ended September 26, 2015, which was filed with the SEC on November 19, 2015 and amended on January 22, 2016, and in subsequent documents filed with the SEC, each of which can be obtained free of charge from the sources indicated above.  Other information regarding the participants in the proxy solicitation of the stockholders of the Company and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement and may be available in other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Certain information in this Current Report on Form 8-K constitutes “forward-looking statements.” Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “seeks” or words of similar meaning, or future or conditional verbs, such as “will,” “should,” “could,” “may,” “aims,” “intends,” or “projects.” However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These statements may relate to risks or uncertainties associated with: the satisfaction of the conditions precedent to the consummation of the Merger, including, without limitation, the receipt of stockholder and regulatory approvals; unanticipated difficulties or expenditures relating to the Merger; legal proceedings, judgments or settlements, including those that may be and have been instituted against the Company, its board of directors, executive officers and others following the announcement of the Meger; disruptions of current plans and operations caused by the announcement and pendency of the Merger; potential difficulties in employee retention due to the announcement and pendency of the Merger; the response of customers, distributors, suppliers, business partners and regulators to the announcement of the Merger; and other factors described in the Company’s annual report on Form 10-K for the Company’s fiscal year ended September 26, 2015 filed with the SEC, as amended.  The Company can give no assurance that the expectations expressed or implied in the forward-looking statements contained herein will be attained. The forward-looking statements are made as of the date of this Current Report on Form 8-K, and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.
(Registrant)

Date: February 19, 2016	By:	/s/ Michael J. Degnan
	Name:	Michael J. Degnan
	Title:	Chief Legal Officer, Corporate General Counsel and Secretary